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                                                                    EXHIBIT 23.3


                            KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                              DUBLIN, OHIO 43017
                                (614) 766-1426
                              (614) 766-1459 FAX

March 8, 2000


The Board of Directors
Newberry Federal Savings Bank
1735 Wilson Road
Newberry, South Carolina 29108

Re:  Subscription Rights - Conversion of Newberry Federal Savings Bank


Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of DutchFork Bancshares, Inc. (the "Corporation"), Newberry, South Carolina, in regard to the conversion of Newberry Federal Savings Bank, ("Newberry Federal" or the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank.

Because the Subscription Rights to purchase shares of common stock in the Corporation, which are to be issued to the depositors of Newberry Federal, and the other members of the Bank and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of common stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

     (1) The Subscription Rights will have no ascertainable fair market value, and;

     (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.
/s/John A. Shaffer
------------------
John A. Shaffer
Vice President
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                            KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                              DUBLIN, OHIO 43017
                                (614) 766-1426
                                (614) 766-1459 FAX



March 8, 2000



Re:  Valuation Appraisal of DutchFork Bancshares, Inc.
     Newberry Federal Savings Bank
     Newberry, South Carolina


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Newberry Federal Savings Bank and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by DutchFork Bancshares, Inc. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by Newberry Federal Savings Bank.

Very truly yours,

KELLER & COMPANY, INC.


    /s/ John A. Shaffer
by: _________________________
     John A. Shaffer
     Vice President